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                                 EXHIBIT 99.1


                                 FORM OF PROXY
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                         CAPITOL CITY BANK AND TRUST
                               ATLANTA, GEORGIA


             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    FOR THE SPECIAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints George G. Andrews and Leon Goodrum as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, or either of them, to represent and vote as designated below, all the shares of common stock of Capitol City Bank and Trust ("Bank") held of record by the undersigned on September _______, 1998, at the special meeting of shareholders and any adjournments thereof, to be held on September ____, 1998 at ______ o'clock ___.m., local time, at the main offices of the Bank, located at 562 Lee Street, S.W., Atlanta, Georgia.

1.  (FOR ______)  (AGAINST ______)  (ABSTAIN _____)    approval and adoption of
    the Plan of Reorganization and Agreement of Merger, dated April 14, 1998, by and between the Bank; Capitol City Bancshares, Inc., a Georgia corporation formed to act as a holding company for the Bank; and Capitol City Interim, Inc., a wholly owned subsidiary of Capitol City Bancshares, Inc., all as more fully set forth in the accompanying Proxy Statement and the Plan of Reorganization and Agreement of Merger, as amended, annexed to the Proxy Statement as Appendix "A".

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    The shares represented by this proxy will be voted in accordance with your instructions. IF NO CHOICE IS SPECIFIED BY YOU THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

    An affirmative vote by the holders of at least two-thirds (2/3) of the issued and outstanding shares of common stock of the Bank is required for approval of Proposal 1.

    Please sign below, date and return promptly in the enclosed stamped, self-addressed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.


                                         ________________________________
DATE:_______________________, 1998       SIGNATURE

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                                         SIGNATURE IF HELD JOINTLY